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                                                                      EXHIBIT 99


                                                                LIBBEY INC.
[LIBBEY LOGO]                                                   300 MADISON AVE
                                                                P.O. BOX 10060
                                                                TOLEDO, OH 43699






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N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                     AT THE FINANCIAL RELATIONS BOARD:
---------------                     ---------------------------------
KENNETH WILKES    KENNETH BOERGER   SUZY LYNDE
VP/CFO            VP/TREASURER      ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279    (312) 640-6772


FOR IMMEDIATE RELEASE
MONDAY, JANUARY 14, 2002

                    FEDERAL TRADE COMMISSION FILES COMPLAINT
                 CHALLENGING LIBBEY'S PROPOSED PURCHASE OF THE
                            ANCHOR HOCKING BUSINESS


TOLEDO, OHIO, JANUARY 14, 2002--LIBBEY INC. (NYSE: LBY) announced that the United States Federal Trade Commission (FTC) today filed a complaint in the United States Federal District Court challenging the legality of Libbey's proposed acquisition of the Anchor Hocking business of Newell Rubbermaid. John
F. Meier, Libbey's chairman of the board and chief executive officer, stated, "While Libbey has not had an opportunity to review the complaint, we are disappointed with the FTC's decision. We have been exploring alternatives that we believe address the concerns of the FTC and we will continue in this endeavor in the interest of meeting the interests of all parties involved."

Libbey Inc.:
- is a leading producer of glass tableware in North America;
- is a leading producer of tabletop products for the foodservice industry;
- exports to more than 80 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Through its World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States.



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